Cusip: CA3809564097 Common Shares
Symbol: New York (GG-N) Toronto (G-T)

Special Meeting of Holders of GOLDCORP Inc. Common Shares
Thursday, February 10, 2005, at 9:00 a.m. (Toronto Time)
Proxy Cut-off is February 8, 2005 at 9:00 a.m. (Toronto Time)

CONFERENCE CALL: THURSDAY FEBRUARY 3, 2005 @ 12:15 EST
1-888-253-4037 passcode: 515598
1-800-214-0745 passcode: 678260
1-888-259-2603 passcode: 945854
1-800-946-0705 passcode: 6480318

script

Hello, my name is ___, and I’m calling with an invitation for <shareholder’s name> to the conference call for Goldcorp shareholders. Rob McEwen of Goldcorp and Ian Telfer of Wheaton River Minerals will be hosting this conference call to discuss the Goldcorp and Wheaton River transaction. Would you be able to listen?

YES

The conference call is on Thursday February 3, 2005 at 12:15 (est). The toll free call in number is 1-888-253-4037 and the passcode is 515598.

Due to the expected high number of participants, please call in at least 10 minutes prior to the start of the call.

Thank you for your time.

NO

If you change your mind, the conference call is this Thursday February 3, 2005 at 12:15pm (EST). Can I leave you with my toll free number for info regarding this conference call? Our toll free number is: 1-866-749-5464.

Thank you.

Message for Answering Machines:

“Hello, this message is for <insert shareholder name>. I’m calling you with an invitation from Mr. McEwen and Mr. Telfer to a conference call this Thursday February 3, 2005 @ 12:15pm (EST). This invitation is to discuss the Goldcorp and Wheaton River transaction. The toll free call-in number is 1-888-253-4037 and the passcode is 515598.

“If you have any questions concerning this Conference call for Goldcorp shareholders, or require assistance with voting, please call us toll-free 1–866–749-5464. Thank you.”

JRemember: Speak slowly, especially when providing a phone number.J

Representative: Refer to the Summary and Circular for meeting information.

Cusip: CA3809564097 Common Shares
Symbol: New York (GG-N) Toronto (G-T)

Special Meeting of Holders of GOLDCORP Inc. Common Shares
Thursday, February 10, 2005, at 9:00 a.m. (Toronto Time)
Proxy Cut-off is February 8, 2005 at 9:00 a.m. (Toronto Time)

script

Hello, my name is ___, and I’m calling to speak with ___concerning his/her investment in Goldcorp Inc. <wait for response> I am calling on behalf of the Board of Directors of Goldcorp Inc. who are recommending that you vote FOR the approval of the Wheaton transaction. Can we discuss the transaction for a few minutes?

YES

The Board believes that the Wheaton Transaction is superior to the Glamis Offer based on financial, business risk and management considerations:

•	The Wheaton transaction is highly accretive to Goldcorp shareholders while the Glamis offer is dilutive;

•	Goldcorp/Wheaton will be the world’s lowest cost million ounce gold producer;

•	There is greater potential value upside in the Goldcorp/Wheaton share price;

•	Goldcorp/Wheaton will have a much stronger financial position and greater trading liquidity;

•	Goldcorp/Wheaton will have a lower risk profile and be less dependent on future development projects; and

•	Goldcorp/Wheaton will have an outstanding and proven management. We are asking that you support the Goldcorp/Wheaton transaction by simply signing, dating and returning ONLY the GREEN proxy [SEE PAGES 2 AND 3 OF THE DIRECTORS CIRCULAR]

NO

May I please give you our toll-free number and website address if you have any questions? Call 1-866-749-5464 or online at www.goldcorp.com
Thank you for your time.

PLEASE REMEMBER THAT PROXIES MUST BE RETURNED BY FEBRUARY 8, 2005 AT 9:00 A.M. You may deposit the GREEN proxy even if you have previously deposited a Glamis proxy. The new proxy will automatically revoke the earlier one.

If you have any questions or require further assistance in voting your GREEN proxy, we can be reached Monday through Friday from 9:00 a.m. to 7:00 p.m. at 1-866-749-5464. Thank you very much for your time. Have a nice day/night!

Message for Answering Machines:

“Hello, this message is for <insert shareholder name>. This is <insert your name>, and I’m calling concerning your Goldcorp investment. I am calling on behalf of the Board of Directors’ of Goldcorp who are recommending that you REJECT the Glamis Offer and only to vote the GREEN proxy that will be sent to you shortly. We are asking that you support the Wheaton/Goldcorp transaction by simply signing, dating and returning ONLY the GREEN proxy by 9:00 a.m. (Toronto Time) on February 8, 2005. Please still submit your GREEN proxy even if you have already voted the Glamis proxy.”

“If you have any questions concerning the Meeting, or require assistance with voting, please call us toll-free 1-866-754-5464. Thank you.”

JRemember: Speak slowly, especially when providing a phone number.J

Representative: Refer to the Summary and Circular for meeting information.

Cusip: CA3809564097 Common Shares
Symbol: New York (GG-N) Toronto (G-T)

Special Meeting of Holders of GOLDCORP Inc. Common Shares
Thursday, February 10, 2005, at 9:00 a.m. (Toronto Time)
Proxy Cut-off is February 8, 2005 at 9:00 a.m. (Toronto Time)

script

Hello, my name is ___, and I’m calling to speak with ___concerning his/her investment in Goldcorp Inc. <wait for response>. I am calling on behalf of the Board of Directors of Goldcorp. Inc. who are recommending that you vote FOR the approval of the Wheaton transaction. Can we discuss the transaction for a few minutes?

YES

The Board believes that the Wheaton Transaction is superior to the Glamis Offer based upon the following financial, business risk and management considerations:

•	The Wheaton transaction is highly accretive to Goldcorp shareholders while the Glamis offer is dilutive;

•	Goldcorp/Wheaton will be the world’s lowest cost million ounce gold producer;

•	There is a greater potential value upside in the Goldcorp/Wheaton share price;

•	Goldcorp/Wheaton will have a much stronger financial position and greater trading liquidity;

•	Goldcorp/Wheaton will have a lower risk profile and be less dependent on future development projects; and

•	Goldcorp/Wheaton will have an outstanding and proven management. We are asking that you support the Goldcorp/Wheaton transaction simply by signing, dating and returning ONLY the GREEN proxy [SEE PAGES 2 AND 3 OF THE DIRECTORS CIRCULAR]

NO

May I please give you our toll-free number and website address if you have any questions? Call 1-866-749-5464 or online at www.goldcorp.com
Thank you for your time.

PLEASE REMEMBER THAT PROXIES MUST BE RETURNED BY FEBRUARY 8, 2005 AT 9:00 A.M. You may deposit the GREEN proxy even if you have previously deposited a Glamis proxy. The new proxy will automatically revoke the earlier one.

If you have any questions or require further assistance in voting your GREEN proxy, we can be reached Monday through Friday from 9:00 a.m. to 7:00 p.m. at 1-866-749-5464. Thank you very much for your time. Have a nice day/night!

Message for Answering Machines:

“Hello, this message is for <insert shareholder name>. This is <insert your name>, and I’m calling concerning your Goldcorp investment. I am calling on behalf of the Board of Directors of Goldcorp. Fairvest, Canada’s leading independent proxy firm and an affiliate of Institutional Shareholder Services recommends that Goldcorp shareholders vote FOR goldcorp’s proposed merger with Wheaton River. We are asking that you support the Wheaton/Goldcorp transaction by simply signing, dating and returning ONLY the GREEN proxy by 9:00 a.m. (Toronto Time) on February 8, 2005. Please still submit your GREEN proxy even if you have already voted the Glamis proxy.”

“If you have any questions concerning the Meeting, or require assistance with voting, please call us toll-free 1–866–749-5464 or visit www.goldcorp.com. Thank you.”

JRemember: Speak slowly, especially when providing a phone number.J

Representative: Refer to the Summary and Circular for meeting information.